UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 30, 2005

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective January 3, 2006, German American Bancorp (“German American”) borrowed an additional $6,500,000 under its term loan with JPMorgan Chase Bank, N.A., principally to pay the cash consideration due to shareholders of Stone City Bancshares, Inc., in connection with the closing of the merger described elsewhere in this report. German American has now borrowed all $25 million available to it under the term loan. German American is obligated to make annual principal reduction payments under the term loan of up to $2.5 million on each anniversary date of the term loan, commencing with the second anniversary date of the making of the term loan in September 2007, in order to reduce the principal balance owed under the term loan to $19 million by September 2009, and will be obligated to pay all remaining outstanding principal plus interest during September, 2010 (at maturity of the term loan). German American is obligated to pay the lender interest on amounts advanced under the term loan based upon 90-day LIBOR plus 1.15% per annum. The September 2005 credit agreement under which the term loan (and a revolving operating line of credit) is established includes usual and customary covenants and conditions, the breach of which could result in acceleration of the due date of amounts borrowed thereunder, including the covenants and conditions previously reported in German American's current report on Form 8-K filed September 30, 2005.

Item 3.02. Unregistered Sales of Equity Securities.

Effective January 1, 2006, and pursuant to the SCB Acquisition described in response to Item 8.01 (which description is incorporated herein by reference), German American issued to four of SCB's shareholders, without registration under the Securities Act of 1933, as amended, 349,468 Common Shares (with accompanying preferred share purchase rights) of German American. German American offered and sold these securities to these shareholders of SCB in a transaction not involving any public offering in reliance upon Section 4(2) of the Securities Act and Rule 506 thereunder, based on its belief that each of the persons who received German American Common Shares in the SCB Acquisition are "accredited investors" who are experienced in banking as past or present officers or directors of one or more banks.

Item 8.01. Other Events.

Effective January 1, 2006 (pursuant to articles of merger filed with the Indiana Secretary of State on December 30, 2005), German American completed its acquisition of Stone City Bancshares, Inc. (“SCB”) by merger of SCB with and into German American (the “SCB Acquisition”). In connection with the SCB Acquisition, German American issued 349,468 shares of its common stock and paid approximately $6,400,000 of cash to SCB’s shareholders. SCB’s subsidiary bank, Stone City Bank of Bedford, Indiana, is now a subsidiary of German American. Stone City Bank operates two banking offices located in Bedford, Indiana. SCB had consolidated total assets of approximately $61.1 million, total deposits of $47.0 million, and total shareholder’s equity of $5.8 million as of November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2006	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President